UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

PROVECTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2013, Provectus Pharmaceuticals, Inc., a Nevada corporation (“Provectus” or the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Alpha Capital Anstalt (“Investor”), pursuant to which the Company may, in the Company’s sole discretion, direct Investor to purchase up to $30,000,000 of the Company’s common stock (the “Purchase Shares”) over the 30-month term of the Purchase Agreement. From time to time during the term of the Purchase Agreement, the Company may, in its sole discretion direct Investor to purchase up to 100,000 shares of the Company’s common stock at a per share purchase price equal to the lesser of (i) the lowest sale price of the Company’s common stock reported on the OTCBB on the purchase date and (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date. The Company may, under certain circumstances, at its discretion, increase the amount of common stock that it sells to Investor on each purchase date. Investor’s committed obligation under any single regular purchase shall not exceed $250,000, unless the parties mutually agree to increase to dollar amount of any regular purchase. In no event may Investor purchase shares of the Company’s common stock for less than $0.75 per share.

In consideration of Investor entering into the Purchase Agreement and making the commitment to purchase the Purchase Shares, the Company will issue to Investor (i) 250,000 shares of the Company’s common stock within one business day of the Commencement Date (as defined in the Purchase Agreement) and (ii) an additional amount of shares of the Company’s common stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor pursuant to the Purchase Agreement.

The Purchase Agreement may be terminated by the Company at any time, at its discretion, without cost to the Company. The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions by, among and for the benefit of the parties.

Investor has represented and agreed that at no time during the term of the Purchase Agreement will Investor or its agents, representatives or affiliates enter into or effect, in any manner whatsoever, directly or indirectly, any short sale or hedging transaction, which establishes a net short position with respect to the Company’s common stock.

The proceeds to the Company under the Purchase Agreement will depend on the frequency and prices at which it sells shares of stock to Investor. The maximum amount of gross proceeds that the Company may receive under the Purchase Agreement over the 30-month term is $30,000,000. The Company will use the proceeds of the offering for general corporate purposes.

The shares issuable by the Company under the Purchase Agreement are being issued pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-182476), the base prospectus included therewith, and the prospectus supplement dated July 27, 2013 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended.

The foregoing description of the Purchase Agreement is not a complete description of all the terms contained therein. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Purchase Agreement dated as of July 22, 2013, by and between Provectus Pharmaceuticals, Inc. and Alpha Capital Anstalt.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in its opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	PROVECTUS PHARMACEUTICALS, INC.

	By:	/s/ Peter R. Culpepper
Peter R. Culpepper Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Purchase Agreement dated as of July 22, 2013, by and between Provectus Pharmaceuticals, Inc. and Alpha Capital Anstalt.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in its opinion filed as Exhibit 5.1 hereto)